Exhibit 99.2

LongPoint Minerals II, LLC and Subsidiary

Unaudited Consolidated Financial Statements
as of June 30, 2023 and December 31, 2022

and for the six months ended June 30, 2023 and 2022

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$13,717	$16,453
Accrued oil and gas sales and other	6,649	11,516
Prepaid expenses and other current assets	29	30
Total current assets	20,395	27,999
Property and Equipment, at cost:
Oil and gas, on the basis of full cost method of accounting:
Proved properties	306,503	297,164
Unproved properties	326,878	336,217
Accumulated depletion	(39,777)	(34,500)
Total oil and gas properties, net	593,604	598,881

Total Assets	$613,999	$626,880
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,925	$1,664

Commitments and Contingencies (Note 3)

Members’ Equity:
Members’ equity, net of placement fees of $13,893 for both periods	612,074	625,216

Total Liabilities and Members’ Equity	$613,999	$626,880

See accompanying notes to these consolidated financial statements.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	For the Six Months Ended June 30,
	2023	2022
Revenues:
Oil and gas sales	$32,745	$45,078
Lease bonuses	16,862	16,390
Total revenues	49,607	61,468

Operating Expenses:
Transportation and transmission	1,109	1,342
Severance and other taxes	1,996	2,819
Depletion	5,277	4,730
General and administrative	2,207	2,207
Total operating expenses	10,589	11,098

Operating income	39,018	50,370

Other (Expense) Income:
Financing costs	(466)	-
Other income, net	284	544
Total other (expense) income, net	(182)	544

Income Before texas margin tax	38,836	50,914

Texas margin tax expense	170	152

Net income	$38,666	$50,762

See accompanying notes to these consolidated financial statements.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

(unaudited, in thousands)

	CLASS A	CLASS B	Total
Balances, January 1, 2022	$2,288	$627,537	$629,825
Net income	178	50,584	50,762
Members’ distributions	(106)	(30,065)	(30,171)

Balances, June 30, 2022	$2,360	$648,056	$650,416

Balances, January 1, 2023	$2,272	$622,944	$625,216

Net income	135	38,531	38,666
Members’ distributions	(181)	(51,627)	(51,808)

Balances, June 30, 2023	$2,226	$609,848	$612,074

See accompanying notes to these consolidated financial statements.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	For the Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net income	$38,666	$50,762
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion	5,277	4,730
Effect of changes in current assets and liabilities:
Accrued oil and gas sales, and other	4,867	(4,789)
Prepaid expenses and other current assets	1	(33)
Accounts payable and accrued expenses	261	590
Net cash provided by operating activities	49,072	51,260
Cash Flows from Financing Activities:
Member distributions	(51,808)	(30,171)
Net cash used in financing activities	(51,808)	(30,171)
Net (Decrease) Increase In Cash and Cash Equivalents	(2,736)	21,089
Cash and Cash Equivalents, beginning of period	16,453	13,790
Cash and Cash Equivalents, end of period	$13,717	$34,879

See accompanying notes to these consolidated financial statements.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Business and Summary of Significant Accounting Policies:

Business – LongPoint Minerals II, LLC and its wholly owned subsidiary, Cherry Creek Minerals, LLC (collectively, the “Company” or “LongPoint II”) is a Colorado Limited Liability Company focused on acquiring mineral and royalty interests primarily in the Mid-Continent and Permian Basins.

LongPoint II does not have employees but rather entered into a “Services Agreement” with LongPoint Operating, LLC (“LongPoint Operating”) to provide all requisite management, technical and administrative support services. LongPoint Operating is a holding company which is owned by the Chief Executive Officer of LongPoint II. LongPoint Operating has entered into a Services Agreement with FourPoint Energy, LLC (“FourPoint”) to provide the services required under the LongPoint II/ LongPoint Operating Services Agreement. FourPoint employs the necessary people to perform the services required under the Services Agreement. During the six months ended June 30, 2023 and 2022, LongPoint II was assessed an agreed upon balance of General and Administrative costs by FourPoint as payment for the services provided.

Use of Estimates in the Preparation of Financial Statements – The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

These consolidated interim financial statements (the “financial statements)” reflect all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary to present fairly the financial position and results of operations for the respective interim periods. Certain information and note disclosures normally included in the Company's annual consolidated financial statements prepared in accordance with GAAP have been condensed or omitted from these financial statements, although the Company believes that the disclosures made are adequate to make the information presented not misleading. Results of operations for any interim period are not necessarily indicative of the results that may be expected for the year ending December 31, 2023. These financial statements should be read in conjunction with the annual consolidated financial statements and notes thereto for the year ended December 31, 2022. Except as disclosed herein, there have been no material changes to the information disclosed in the notes to the consolidated annual financial statements for the year ended December 31, 2022.

Significant Accounting Policies – For a description of LongPoint II’s significant accounting policies, see Note 1 of the consolidated financial statements included in the Company’s 2022 audited financial statements. There have been no changes to the policies or the application of such policies during the six months ended June 30, 2023.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principles of Consolidation – The accompanying financial statements are consolidated and include the accounts of the Company and its subsidiary. All intercompany amounts have been eliminated in consolidation.

Disaggregation of Income

The following table disaggregates the Company’s total oil and gas sales by product type:

	FOR THE SIX MONTHS ENDED JUNE 30,
	2023	2022
Gas sales	$6,090	$12,193
Oil Sales	20,620	24,823
Natural gas liquids sales	6,035	8,062
Oil and gas sales	$32,745	$45,078

Concentrations of Credit Risk – The Company regularly has cash in a single financial institution which exceeds federal depository insurance limits. The Company places such deposits with high credit quality institutions and has not experienced any credit losses. The Company is subject to credit risk related to oil and gas receivables due from operators related to sale of hydrocarbons produced from properties in which LongPoint II owns a mineral or overriding royalty interest. For the six-month period ended June 30, 2023, 17% of LongPoint II’s oil and gas revenues related to the operations of CP Exploration III Operating LLC. No other operators provided more than 10% of the Company’s revenues during the period. For the six months ended June 30, 2022, 12%, 12%, 10% and 10% of LongPoint II’s oil and gas revenues related to the operations of Continental Resources Inc., Anadarko E&P Onshore LLC (a subsidiary of Occidental Petroleum Corporation), CP Exploration III Operating LLC and EOG Resources, Inc., respectively. No other operators provided more than 10% of the Company’s revenues during the period.

Fair Value of Financial Instruments – The Company’s financial instruments consist of cash equivalents and trade payables. The carrying value of these financial instruments are considered to be representative of their fair market value, due to the short-term maturity of these instruments.

Accounting for Oil and Gas Operations – The Company uses the full cost method of accounting for its oil and gas properties. Under this method, all costs related to acquisition, exploration and development of oil and gas properties are capitalized to the full cost pool. The Company’s oil and gas properties are comprised of only mineral and overriding royalty interests, as such, the Company has not incurred any exploration or development costs. Proceeds from the disposition of oil and gas properties are accounted for as adjustments to the full cost pool, with no gain or loss recognized unless the adjustment would significantly alter the relationship between capitalized costs and proved reserves. Any impairments of unproved properties are charged to the full cost pool when impaired.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depletion of capitalized costs of oil and gas properties is provided for using the units of production method based upon estimates of proved oil and gas reserves. In calculating depletion, the volume of proved oil and gas reserves and production is converted into a common unit of measure at the energy equivalent conversion rate of six thousand cubic feet of natural gas to one barrel of oil. Depletion expense for the six-month periods ended June 30, 2023 and 2022 was $5.3 million ($5.93 per barrel of oil equivalent) and $4.7 million ($6.18 per barrel of oil equivalent), respectively.

Impairment of Oil and Gas Properties – In accordance with the full cost method of accounting, the net capitalized costs of oil and gas properties are subject to a ceiling. The cost center ceiling is defined as the sum of (a) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on the simple average of the commodity prices posted on the first day of each month in the respective year, adjusted for existing contracts, (b) the cost of properties not being amortized, and (c) the lower of cost or fair market value of unproved properties included in the cost being amortized. If the net book value exceeds the ceiling, the book balance of the properties are written down to the ceiling via an impairment charge. No impairment to proved properties was recorded for the six months ended June 30, 2023 or 2022.

Recently Adopted Accounting Standards - In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses. In May 2019, ASU 2016-13 was subsequently amended by ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses and ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief. ASU 2016-13, as amended, applies to trade receivables, financial assets and certain other instruments that are not measured at fair value through net income. This ASU replaces the currently required incurred loss approach with an expected loss model for instruments measured at amortized cost. The Company adopted this update effective January 1, 2023. The adoption of this update did not have a material impact on its financial position, results of operations or liquidity since it does not have a history of, or material exposure to, credit losses.

2.	Sale of Cherry Creek Minerals, LLC:

In May 2023, the Committee of Managers launched a process to market the mineral and royalty assets of LongPoint II for sale. As a result of the marketing process, in July 2023 the Committee of Managers informed management that it had selected an offer from a bidder for total cash consideration of $455.0 million for all of the issued and outstanding membership interests of Cherry Creek Minerals, LLC. Cherry Creek Minerals, LLC holds all of the mineral and royalty interests of the Company. The purchase agreement with respect to the transaction was executed in early August 2023 and the transaction closed on September 13, 2023. The total consideration of $455.0 million is below the carrying amount of Company which indicates that the Company will record a loss on the sale of Cherry Creek Minerals, LLC during the third quarter of 2023.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	Commitments and Contingencies:

Legal Proceedings - The Company may from time to time be involved in various legal actions arising in the normal course of business or from activities associated with properties prior to their acquisition by the Company. In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Lease Commitments – The Company is not subject to any lease commitments. As of June 30, 2023, all leases incurred in the ordinary course of business were held by FourPoint and LongPoint II receives the benefit of such leases under the “Services Agreement” with LongPoint Operating.

4.	Members’ Capital:

Capitalization and Distributions – LongPoint II is a Colorado limited liability company with membership interests owned by a group of investor members (the “Investor Members”) and LongPoint Holdings, LLC, a Colorado limited liability company (“Holdings”).

During the six months ended June 30, 2023 and 2022, the Company made distributions to the Investor Members and Holdings of $51.1 million and $29.4 million, respectively.

The state of Oklahoma requires operators to withhold 5% of all production revenues associated with royalty interests held by non-residents of Oklahoma to be offset against state income taxes. Similarly, the state of New Mexico requires operators to withhold 4.9% of all production revenues associated with all interests held by non-residents. As LongPoint II is not subject to income taxes as a limited liability company, the tax liability associated with the operations of LongPoint II is the responsibility of the Investor Members and Holdings. As such, the balance of the state withholdings has been reflected as an equity distribution. The total distributions attributable to state withholdings in the six months ended June 30, 2023 and 2022 were $0.7 million and $0.8 million, respectively.

5.	Related Party Transactions:

LongPoint II incurred total fees of $1.7 million related to the Services Agreement with LongPoint Operating during each six-month period ended June 30, 2023 and 2022. These fees are reflected in “General and administrative” line in the statements of operations. At June 30, 2023 and December 31, 2022, $0.4 million and $0.3 million, respectively, was due to LongPoint Operating and is reflected in “Accounts payable and accrued expenses” in the accompanying balance sheets.

LONGPOINT MINERALS II, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NorthPoint, an entity owned by an officer of the Company, owns or has certain rights to (i) third party software, (ii) propriety information and data and (iii) furniture, fixtures and equipment and other personal property located at the current office space utilized by FourPoint Energy. The Company has entered into a Usage Agreement with NorthPoint for the use of these assets. LongPoint incurred $0.2 million of fees related to the Usage Agreement in both of the six-month periods ended June 30, 2023 and 2022. No balance was due to NorthPoint at June 30, 2023 and December 31, 2022.

6.	Subsequent Events:

The Company has evaluated events through September 27, 2023, the date these financial statements were issued. Other than what has been disclosed in the notes to the financial statements, no additional subsequent events of a material nature have been identified.